Exhibit 10.17

ASSIGNMENT OF LEASE

For the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, receipt of which is hereby acknowledged, Cypress Underwriters, Inc. (“Assignor”), hereby sells and assigns to Homeowners Choice, Inc., a Florida corporation (“Assignee”), all of Assignor’s right, title and interest in and to the lease dated November 1, 2005, as amended, for premises within the building located at 145 NW Central Park Plaza, Suite 110, Port St. Lucie, Florida 34986 (the “Lease”), including, inter alia, (i) all security deposits paid to Landlord by Assignor under the Lease, except to the extent refunded or applied in accordance with the terms thereof, and (ii) all rents and other sums payable under the Lease on or after August 1, 2007 (hereinafter referred to as the “Effective Date”) or which, whenever paid or payable, are fairly allocable to the time period commencing as of the Effective Date.

Assignee hereby assumes all liabilities and obligations of Assignor under the Lease, to the extent arising on or after the Effective Date. Assignor shall indemnify Assignee and hold Assignee harmless from any and all loss or damage which Assignee may incur or sustain as a result of any liabilities or obligations of Assignor under the Lease, to the extent arising prior to the Effective Date, and Assignee shall indemnify Assignor and hold Assignor harmless from any and all loss or damage which Assignor may incur or sustain as a result of any liabilities or obligations of Assignee under the Lease, to the extent arising on or after the Effective Date.

This Assignment may be executed and delivered in counterparts, each of which together shall constitute an original and one and the same document, and any facsimile of this Assignment and any signatures hereon shall be treated as originals for all purposes.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of this 31 day of July, 2007.

Signed, sealed and delivered in the presence of:

ASSIGNOR:

WITNESSES:	CYPRESS UNDERWRITERS, INC. a Florida corporation

By:
Printed Name	Its:	CFO

Printed Name

ASSIGNEE:

HOMEOWNERS CHOICE, INC.

By:
Printed Name	Its:	CFO

Ronald E. Chapman
Printed Name

STATE OF FLORIDA	)
COUNTY OF ST. LUCIE	)

The foregoing was acknowledged before me this 31st day of July, 2007, by Richard E. Chapman, as CFO of Cypress Underwriters, Inc., a Florida corporation, who is personally known to me or has produced Personally as identification.

NOTARY PUBLIC State of Florida at Large
Name:
Commission No,:

STATE OF FLORIDA	)
COUNTY OF ST. LUCIE	)

The foregoing was acknowledged before me this 31st day of July, 2007, by Ronald E. Chapman as COO of Homeowners Choice, Inc., who is personally known to me or has produced personally known as identification.

NOTARY PUBLIC State of Florida at Large
Name:
Commission No,:

LANDLORD CONSENT

Landlord consents to the above referenced assignment between Cypress Underwriters, Inc. and Homeowners Choice, Inc., as amended to date (the “Lease”), in accordance with the terms of the foregoing Assignment of Lease Agreement; provided, however, (i) neither the undersigned nor its successors or assigns shall be obligated to consent to any future or other assignment or agreement, or grant any similar or other indulgence, and (ii) neither this consent nor the foregoing Assignment of Lease Agreement shall release Assignor from the payment or performance of any obligations or liabilities now existing or hereafter arising under the Lease, it being intended that, from this day forward, Assignor and Assignee shall be jointly and severally liable to Landlord and its successors and assigns for the payment and performance of all obligations and liabilities now existing or hereafter arising under the Lease.

WITNESSES:	LANDLORD: UNITY PROPERTY DEVELOPMENT CORPORATION, a Florida corporation

By:
Printed Name	Its:

Printed Name

STATE OF FLORIDA	)
COUNTY OF ST. LUCIE	)

The foregoing was acknowledged before me this 31st day of July, 2007, by Ronald E. Chapman, as Vice President of Unity Property Development Corporation, who is personally known to me or has produced Personally Known as identification.

NOTARY PUBLIC State of Florida at Large
Name:
Commission No,:

MASTER LEASE

BETWEEN

UNITY PROPERTY DEVELOPMENT CORPORATION

AND

MARK BARNES

THIS LEASE IS MADE AND ENTERED INTO EFFECTIVE THIS 1st DAY OF NOVEMBER, 2005, BY AND BETWEEN UNITY PROPERTY DEVELOPMENT CORPORATION, INC., A FLORIDA CORPORATION, HEREINAFTER REFERRED TO AS “LANDLORD”, AND MARK BARNES, AN INDIVIDUAL, HEREINAFTER REFERRED TO AS “TENANT.”

W I T N E S S E T H :

FOR AND IN CONSIDERATION OF THE RENTS, COVENANTS, CONDITIONS, AGREEMENTS AND ATTACHMENTS HEREIN SET FORTH, LANDLORD AND TENANT DO HEREBY COVENANT, PROMISE AND AGREE TOGETHER AS FOLLOWS:

1. GENERAL SPECIFICATIONS:

LANDLORD	Name:	Unity Property Development Corporation

	Address:	145 NW Central Park Plaza, Suite 200, Port St. Lucie, FL 34986

	Telephone:	772/873-5900

TENANT	Name:	MARK BARNES, an individual

	Address:	145 NW Central Park Plaza, Port St. Lucie, FL 34986

	Telephone:	(772) 340-0180

PREMISES	Address:	145 NW Central Park Plaza, Port St. Lucie, FL 34986

Number: 114 and 115 Approx.Sq.Ft.: 1460 Percentage:

PARKING:	No Assigned Parking Spaces

USE:	Mortgage Financing Company

SECURITY DEPOSIT:		$ 1,764.17 LAST MONTH’S: $2,591.50

TERM:		Original Term for One 3 year period, commencing the 1st day of November 2005.

1 Option(s) to Extend Term for 3 years and adjusted according to paragraph 8 of the Lease.

BASE RENT:		$21,170.00 per year for Year 1, payable $1,764.17 per month.

OTHER CHARGES:		$8,030.00 per year for Year 1, payable $669.17 per month (estimated cost for taxes, insurance and maintenance at the rate of $5.50 per square foot of tenant square footage for the first year and subject to adjustment as per paragraph 7).

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SALES TAX @6.5% = $1,898.00 per year and $158.17 per month

TOTAL RENT AND CHARGES:	$31,098.00 per Year 1 $52,591.51 per month.

2. RULES AND REGULATIONS: Tenant shall comply with the Addendum for Rules and Regulations attached hereto and made apart of this lease contract, and shall have the rights and easements in common with Landlord and other Tenants and their Invitees in the use of the parking areas, roadways, sidewalks, and access ways to public streets and highways.

3. USE OF PREMISES: Tenant agrees not to use the premises, or to permit their use or the use of any part of them, for any reason other than office space for mortgage lending and banking services.

4. COMMENCEMENT DATE AND TERM: The lease term shall begin on the 1st day of November 2005, and shall continue thereafter for three (3) years until the 31st day of October, 2008, at which time, shall automatically renew, unless Tenant provides written notice of his Intent to Terminate the Lease at least thirty (30) days prior to the expiration of the of the Lease. Tenant currently is in possession of the property under the auspices of Ivanhoe Financial, Inc. Upon obtaining Landlord’s written consent, Tenant shall have the right to assign said lease to Ivanhoe Financial, Inc., its successors and/or assigns.

5. RENT: TENANT SHALL PAY LANDLORD AS BASE RENT FOR THE PREMISES AN ANNUAL RENT OF TWENTY ONE THOUSAND ONE HUNDRED SEVENTY AND NO/100 ($21,170.00) DOLLARS FOR THE FIRST YEAR, TOGETHER WITH COMMON AREA MAINTENANCE CHARGES PER ANNUM OF EIGHT THOUSAND THIRTY AND NO/100 ($8,030.00) DOLLARS AND PER ANNUM SALES TAX IN THE AMOUNT OF ONE THOUSAND EIGHT HUNDRED NINETY EIGHT AND NO/100 ($1,898.00) DOLLARS ALL FOR A TOTAL AMOUNT DUE OF THIRTY ONE THOUSAND NINETY EIGHT AND NO/100 ($31,098.00) DOLLARS. THIS AMOUNT IS PAYABLE IN MONTHLY INSTALLMENTS OF TWO THOUSAND FIVE HUNDRED NINETY-ONE AND 50/100 ($2,591.50) DOLLARS, INCLUDING COMMON AREA MAINTENANCE CHARGES AND SALES TAX. Landlord is currently holding security deposit and last month’s rent for Tenant’s employer, Ivanhoe Financial, Inc. All parties agree that as a condition for transferring the lease into Mark Barnes’ name, Landlord shall by book entry transfer the security deposit and last month’s rent for the benefit of Mark Barnes. Mark Barnes shall be responsible to Ivanhoe Financial, Inc. for repayment or reimbursement of the security deposit and last month’s rent and shall indemnify Landlord for any liability thereof. Landlord agrees herewith not to increase the required security deposit or last month’s rent as required by this lease. Unless otherwise agreed, the base rent shall be adjusted for each year, as of the first day of the new lease year, in portion to the increase in the Consumer Price Index (CPI) as of said anniversary date of the Lease. Unless otherwise determined, base rent shall increase annually at a rate not to exceed seven (7%) percent per year.

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6. SECURITY DEPOSIT: As security for the faithful performance by Tenant of all the terms and conditions of this Lease, Tenant shall pay a security deposit equal to one (1) month’s base rent to secure the faithful performance of this Lease. Landlord may commingle the security deposit with its other funds and, in the event of a sale of the building or of the land on which it stands, or a lease of the land or building or both, Landlord shall have the right to transfer the security deposit to Buyer or Tenant and Landlord shall be released from all liability to Tenant for the return of such security, and Tenant shall look only to the new Landlord for the return of the said security. The security deposit shall not be mortgaged, assigned or encumbered by Tenant without the written consent of Landlord. In the event of a permitted assignment of this Lease by Tenant, the security deposit shall be held by Landlord as a deposit made by the assignee and Landlord shall have no further liability with respect to the return of said security deposit to Tenant. If any of the rents herein reserved or any other sum payable by Tenant to Landlord shall be overdue and unpaid or should Landlord make payments on behalf of Tenant, or if Tenant shall fail to perform any of the terms of this Lease, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have an account thereof, appropriate and apply said entire deposit or so much thereof as may be necessary to compensate Landlord toward the payment of rent, loss or damage sustained by Landlord due to such breach on the part of Tenant, and Tenant shall forthwith upon demand restore said security to the original sum deposited. The security deposit shall be returned to Tenant, without interest, upon the expiration of the Lease term and any extended term thereof, providing that Tenant has fully carried out all the terms, covenants and conditions of this Lease,

7. COMMON AREA MAINTENANCE: Tenant shall pay a common area maintenance (“CAM”) charge of Five and 50/100 ($5.50) per square foot per month for all utility charges, real estate taxes, cleaning, maintenance of the grounds, and other common expenses of the building. If the expenses exceed the CAM charges for the year, Landlord shall provide Tenant with notice by January 10th of the succeeding year to pay Tenant’s pro rata share. Tenant shall have thirty (30) days to pay the amount owed. Failure to pay same is a breach of this Lease.

8. OPTION TO RENEW: This Lease shall be automatically renewed for a period of three (3) years, unless Tenant provides Landlord with written notice of Tenant’s intention not to renew at least thirty (30) days prior to the expiration of said lease. In the event that the Lease is renewed, said renewal shall be upon the same terms, covenants and conditions as provided in this Lease for the initial term.

9. LANDLORD’S MORTGAGE RIGHTS: Landlord reserves unto itself the right to subject and subordinate this Lease, at all times, to the lien of any mortgage or security instrument now or hereafter placed upon Landlord’s interest in said premises, and on the land demised herein; provided, however, that no default by Landlord in such mortgage(s) or security instrument shall affect Tenant’s rights under this Lease, so long as Tenant shall not be in default hereunder. Tenant acknowledges that Landlord’s mortgagee may require Tenant to annually provide it with a copy of Tenant’s updated financial statements.

10. SUBLETTING: Except as herein set forth, Tenant shall not sublease or assign the

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herein demised premises except upon the written approval by Landlord of the sub-tenant or the assignee. If Tenant has outgrown the space, Tenant may sublet the premises during the third year of this Lease to a tenant acceptable to Landlord. Landlord agrees to be reasonable in its determination of acceptability.

11. FIRE CLAUSE: Landlord covenants and agrees that it will carry, during the term of this Lease, fire and extended coverage on the building, of which the demised premises form a part, on at least an eighty (80%) percent co-insurance basis. If the demised premises shall be damaged or destroyed or rendered untenantable, in whole or in part, by (or as a result of) the consequence of a fire or other casualty during the term hereof, Landlord shall repair and restore the same to good and tenantable condition with reasonable dispatch; and the minimum rents herein provided shall abate pro rata during the untenantability of the premises; and they shall abate pro rata if only a portion is untenantable until the same shall be restored to a tenantable condition. In the event said premises are not repaired and restored to a tenantable condition on or before one hundred and eighty (180) days from the date of the damage or destruction, Tenant or Landlord may, at their option, terminate this Lease by written notice to the other and thereafter each party shall be released from all liability and obligation under this Lease.

12. REPAIRS AND MAINTENANCE: During the entire term of this Lease, Tenant shall keep the interior of the demised premises in good and proper condition and repair; ordinary wear, tear and depreciation excepted.

Landlord shall maintain the structural soundness of the premises, the outside walls, roof on the premises, sidewalks, foundation, parking lot, landscaping and driveway. Landlord shall maintain all heating, air conditioning and ventilation systems, windows, plumbing, and wiring on the premises. Tenant is required to replace air-conditioning filters and light bulbs, and repair any walls, flooring, and/or restroom facilities within Tenant’s leased space, to extent that such damage is caused by Tenant

13. PEACEFUL POSSESSION: Landlord warrants and represents mat it has full right and power to execute this Lease and to grant the estate demised herein and that Tenant, upon payment of the herein reserved rents and upon the performance of the covenants, terms and conditions herein set forth, shall peaceably and quietly have and hold the demised premises and all rights, easements, appurtenances, and privileges belonging, or in anyway pertaining, thereto during the full term of this Lease, subject to the attached Rules and Regulations, which may be changed from time to time.

14. DEFAULT: If the rent herein reserved to Landlord, or any part thereof, shall remain unpaid for a period of five (5) days, or should Tenant be in default under any provision of this Lease and remain so in default for a period of fifteen (15) days after written notice to Tenant of said nonpayment or for other default, then in such event Landlord may, by giving notice to Tenant at any time thereafter: (A) Terminate tin’s Lease and accelerate the remainder of the rent payments under the Lease and call them immediately due; (B) Re-enter the demised premises by summary proceedings or otherwise; or (C) Avail itself of any and all remedies at law or in equity reserved to Landlords in the State of Florida. Rent that is more than thirty (30) days late, in addition to late charges, will incur interest at the rate of eighteen (18%) percent per annum.

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If any default by Tenant (Except payment of rent) cannot be reasonably remedied within fifteen (15) days after written notice of default is given to Tenant by Landlord, then Tenant shall have such additional time as shall be reasonably necessary to correct said default. Tenant shall notify Landlord in writing of the reason the default could not be cured within fifteen (15) days and a reasonable time schedule in which the default will be cured.

In the event Tenant shall desert, abandon or vacate the herein demised premises, Landlord shall be entitled to avail itself of any of the several remedies in law and in equity in the State of Florida.

After the fifth (5th) day beyond the due date, all late payments shall be subject to a late charge of five (5%) percent of the base rent.

Tenant shall be in default if, without Landlord’s written consent, Tenant’s business changes ownership or the current owner’s interest in said business is diluted by at least twenty-five (25%) percent.

15. LIABILITY FOR DAMAGES: Landlord shall not be liable for any damage to property of Tenant or others located on the demised premises, nor the loss of nor damage to, any property of Tenant or others by theft or otherwise. Landlord shall not be liable for any injury or damage to persons or property resulting from (but not limited to) fire, explosion, falling plaster, steam, gas electricity, water, rain, or leaks from any part of the demised premises or from the pipes, appliances or plumbing works or from the roof, or from any other place or by dampness or any other cause of whatsoever nature. Landlord shall not be liable for any such damage caused by other Tenants or persons in the demised premises. All property on the demised premises shall be so kept or stored at the risk of Tenant only and Tenant shall hold Landlord harmless from any claims by Tenant’s insurance carriers.

Nothing herein shall be deemed to extend liability or responsibility to Tenant for any injuries or damages caused by or resulting from defects or conditions existing or occurring in or upon common areas controlled by Landlord including but not limited to sidewalks, parking areas or streets.

16. LIABILITY INSURANCE: Tenant agrees to be responsible for any damage to the property of Landlord which may result from any use of the demised premises, or any act done thereon by Tenant or any person coming or being thereon by the license or permission of Tenant, express or implied; and also to hold Landlord harmless from any liability to any person or estate, for damage to person or property, resulting from any such causes; and to protect such liability with public liability insurance and to furnish Landlord at the commencement of the term a certificate issued by the insurance carrier showing such insurance in force and with Landlord covered thereby with minimum limitations of at least Three Hundred Thousand ($300,000.00) Dollars in case of bodily injury or death and at least Three Hundred Thousand ($300,000.00) Dollars in case of property damage.

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17. EMINENT DOMAIN: In the event the demised premises, or any part thereof, shall be taken or condemned for public purposes by any competent authority or a conveyance is made in lieu thereof, the entire compensation awarded thereof shall belong to Landlord without any deduction therefrom for any present or future estate of Tenant; provided, however, that in the event any part of the demised premises (as herein identified), or more than twenty (20%) percent of the land area constituting the professional center, shall be taken under the powers of eminent domain, Tenant or Landlord shall have the option of terminating this Lease upon the giving by Tenant to Landlord of written notice of such election within thirty (30) days after the condemnation or the conveyance in lieu of condemnation, if Landlord or Tenant does not so elect to terminate this Lease, Landlord, at its own expense, shall repair or restore the premises not affected by the taking and, thereafter, if part of the demised premises themselves have been taken or condemned the fixed minimum rent to be paid by Tenant to Landlord shall be abated in proportion to the amount of the demised premises taken.

18. FIXTURES: All additions, fixtures or improvements which may be made by Tenant, except movable office furniture, shall become the property of Landlord and remain upon the premises as a part thereof, and be surrendered with the premises at the termination of this Lease.

19. INSPECTION OF PREMISES: Landlord reserves unto itself the right to enter upon the herein leased premises at any and all reasonable times and hours for the purpose of inspecting and/or repairing the premises.

20. REPAIR OF PREMISES: In the event that Tenant shall fail to maintain and keep the premises in a good state of repair, Landlord may, at its option, enter upon Tenant’s premises and make such repairs as it shall deem necessary, charging Tenant therefor (together with interest on such expenditures at the rate of twelve (12%) percent per annum at the time of the next monthly rental payment. This paragraph shall not be construed as a requirement that such repairs be made by Landlord, but shall be construed to be a reserved right of Landlord to protect and preserve the herein leased property.

21. INSPECTION OF PREMISES BY TENANT: Tenant shall inspect the premises herein leased upon its taking possession thereof and, except as to latent or hidden defects, shall be deemed to have accepted the same in good and proper condition.

22. WAIVER AND EXTENSION: Any waiver, forbearance or extension is only as to the particular act or thing involved and shall not be construed to be a general waiver, forbearance or extension of any provision of this Lease on any subsequent occasion.

23. CONDITIONS OF PREMISES AT TERMINATION OF LEASE: Tenant covenants with Landlord that it will quit, surrender and release the premises upon the termination of this Lease, whether by default hereunder, exercise of option, or expiration of the lease term in as good a state and condition as they were at the time Tenant entered into this Lease, reasonable wear and tear only excepted.

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24. NOTICES: All notices required under this Lease shall be made in writing and shall be deemed to be properly served if sent by hand delivery, registered or certified mail, return receipt requested, deposited in an official depository of the United States Government, properly addressed to Tenant or Landlord at the address set forth in paragraph 1 of this Lease, or to any subsequent address which Tenant or Landlord may designate for such purposes, said registered or certified letter being first properly sealed and stamped.

25. HOLDING OVER: In the absence of any specific and subsequent agreement between the parties hereto to the contrary, should Tenant hold over and remain in possession of the herein demised premises after the expiration of the term of this Lease, Tenant shall be deemed to have exercised the option to renew the lease and such tenancy shall be governed by the laws of the State of Florida.

26. BINDING UPON SUCCESSORS, ETC.: The several terms and conditions of this Lease made and entered into between the parties, shall be biding upon their respective heirs, representatives, successors and assigns. The terms “Landlord” and “Tenant” shall represent the heirs, representatives, administrators an assigns, and also the plural, when necessary, and refer to either gender, or a corporate entity. This Lease contains the complete agreement between the parties and embodies all the lease terms and conditions agreed upon. Any oral representations which may exist, and are not included in the several written terms and conditions of this Lease, shall not be binding upon either of the parties hereto.

27. COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT (“ADA”): Notwithstanding anything in this Lease to the contrary, Landlord shall be solely responsible for insuring, at Landlord’s sole expense, that the exterior premises and the building comply in all respects with the ADA at all times during the term of this Lease. Landlord will indemnify Tenant from any loss, costs, or liability resulting from the failure of the exterior premises on the building to comply with the ADA.

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IN WITNESS WHEREOF, THE PARTIES HERETO HAVE HEREUNTO SET THEIR HANDS AND SEALS ON THE          DAY OF OCTOBER, 2005.

Witnesses as to Landlord	UNITY PROPERTY DEVELOPMENT CORPORATION

BY

Witnesses as to Tenant	MARK BARNES

April Boyd

Witnesses as to Ivanhoe Financial, Inc.	IVANHOE FINANCIAL, INC.

Roberta Gaffney	Paul F. Reich, President

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UNITY ONE AT ST. LUCIE WEST

RULES AND REGULATIONS

ADDENDUM

1. (a) No sign, placard, picture, advertisement, name, or notice shall be inscribed, displayed, printed, or affixed on or to any part of the outside or inside of the building without the prior written consent of Landlord, and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name, or notice without notice to and at the expense of Tenant.

(b) All approved signs or lettering on doors shall be printed, painted, affixed, or inscribed at the expense of Tenant by a person approved by Landlord.

(c) If Landlord, by a notice in writing to Tenant, shall object to any curtains, blinds, shades, or screens attached to or hung in or used in connection with any window or door of the premises, the use of the curtains, blinds, shades, or screens shall immediately be discontinued by Tenant.

2. No Tenant shall obtain, for use upon the premises, without prior approval of Landlord, any permanent fixtures or plumbing fixtures for ice, drinking water, and other similar services, except as authorized by Landlord.

3. The bulletin board or directory of the building will be provided exclusively for the display of the name and location of Tenant only; and Landlord reserves the right to exclude any other names from it.

4. The sidewalks, halls, passages, exits, entrances, elevators, and stairways shall not be obstructed by any Tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators, and stairways are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access to them by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation, and interest of the building and its Tenants, provided that nothing in this lease shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant’s business, unless those persons are engaged in illegal activities.

5. Tenant shall not alter any lock nor install any new or additional locks or any bolts on any door on the premises without prior consent of Landlord and without providing a copy of the key to the Landlord.

6. The doors, windows, glass lights, and any lights or skylights that reflect or admit light into the halls or other places of the building shall not be covered or obstructed. The bathrooms, toilets, urinals, sinks and other facilities shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown inside the facilities. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant who, or whose employees or invitees, cause it.

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7. No furniture, freight, or equipment of any kind shall be brought into the building without the consent of Landlord, and all moving of it into or out of the building shall be done at the time and manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size, and position of all safes and other heavy equipment brought into the building, and also the times and manner of moving them in and out of the building. Landlord will not be responsible for loss of or damage to any safe or property from any cause; and all damage done to the building by moving or maintaining any safe or other property shall be repaired at the expense of Tenant.

8. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to any Tenant for any loss of property on the premises, however occurring, or for any damage done to the effects of any Tenant by the janitor or any other employee or any other person.

9. No Tenant shall sweep or throw, or permit to be swept or thrown from the premises, any dirt or other substance into any of the corridors, halls, or elevators, or out of the doors or windows or stairways of the building. Tenant shall not use or keep, or permit to be used or kept, any foul or noxious gas or substance in the premises, or permit or suffer the premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the building by reason of noise, odors, and/or vibrations, or interfere in any way with other Tenants or those having businesses in the premises, nor shall any animals or birds be brought in or kept in or about the premises or the building.

10. No cooking, other than through the use of a microwave, shall be done or permitted by any Tenant on the premises, without Landlord’s permission, nor shall the premises be used for the storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable, or immoral purposes.

11. Tenants shall not use or keep in the premises or the building any kerosene, gasoline, or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

12. Each Tenant, upon termination of the tenancy, shall deliver to Landlord the keys of offices, rooms, post office box and bathrooms which have been furnished Tenant or which Tenant shall have had made, and in the event of loss of any keys furnished, shall pay Landlord for them.

13. No Tenant shall lay linoleum, tile, carpet, or other similar floor covering so that they shall be affixed to the floor of the premises in any manner except as approved by Landlord. The expense of repairing any damage resulting from a violation of this rule or from the removal of any floor covering shall be borne by Tenant by whom, or by whose contractors, employees, or invitees, the damage shall have been caused.

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14. No furniture, packages, supplies, equipment, or merchandise will be received in the building or carried up or down in the elevators, except between such hours and in such elevators as shall be designated by Landlord.

15. On Sundays and legal holidays, and on other days between the hours of 6:30 p.m. and 7:30 a.m. the following day, access to the building, or to the halls, corridors, elevators, or stairways in the building, or to the premises, may be refused unless the person seeking access is known to the person or employee of the building in charge and has a pass or is properly identified. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the building during the continuance of the same by closing the doors or otherwise for the safety of Tenants and protection of property in the building and the building itself.

16. Tenant shall see that the windows, transoms, and doors of the premises are closed and securely locked before leaving the building, and must observe strict care not to leave windows open when it rains. Tenant shall exercise extraordinary care and caution that all water faucets or water facilities are entirely shut off before Tenant or Tenant’s employees leave the building, and that all electricity, gas, or air conditioning shall likewise be carefully shut off, unless otherwise provided for by Landlord, so as to prevent waste or damage. In the event of any default or carelessness, Tenant shall pay for all injuries suffered by other Tenants or occupants of the building or Landlord.

17. Landlord reserves the right to exclude or expel from the building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the building.

18. The requirements of Tenant will be attended to only upon application at the office of the building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instruction from Landlord. No employee of Landlord will admit any person, Tenant or otherwise, to any office without specific instructions from Landlord.

19. No vending machine or machines of any description shall be installed, maintained, or operated upon the premises without the written consent of Landlord.

20. Landlord reserves the right to close and keep locked all entrance and exit doors of the building on Sundays and legal holidays, and on other days between the hours of 9:00 p.m. and 7:00 a.m. of the following day, and during such further hours as Landlord may deem advisable for the adequate protection of the building and the property of its Tenants.

21. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and the street address of the building of which the premises are a part.

22. The word “building” as used in these rules and regulations means the building of which the premises are a part.

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23. Unity One At St. Lucie West is a “Smoke Free” building. Smoking inside of the building is strictly prohibited. Designated smoking areas are outside of the main entrance and the east and north exit doors.

In witness, the parties have executed this Agreement at Port St. Lucie, St. Lucie County, Florida, on this      day of OCTOBER, 2005.

As to Landlord	LANDLORD

By:
Witness Susan M. Seigle	Title:

Witness Mary Mason

As to Tenant	TENANT

By:
Witness April Boyd	Title:	Branch Manager

Witness Frederick Zimmerman

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